EXECUTION COPY

AMENDMENT NO. 2

AMENDMENT NO. 2 (this "Amendment") dated as of August 6, 2012 to the Credit Agreement dated as of May 21, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among GARRISON FUNDING 2012-1 LLC, a limited liability company organized under the law of the State of Delaware, as borrower (the "Borrower"), VERSAILLES ASSETS LLC, as Class A-R Lender, Class A-T Lender and Swingline Lender (the "Lender"), NATIXIS, NEW YORK BRANCH, as administrative agent (in such capacity, the "Administrative Agent"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent and custodian (in such capacity, the "Collateral Agent").

The Borrower and the Lender wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendment. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

(a) Stated Maturity. The definition of "Stated Maturity" in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"'Stated Maturity' means the earliest to occur of (a) February 21, 2020 and (b) the CLO Closing Date."

(b) Due Period. The definition of "Due Period" in Section 1.1 of the Credit Agreement is hereby amended by deleting the following language "or the Maturity of all Loans," in the fifth line thereof.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lender that after giving effect to this Amendment, (a) the representations and warranties set forth in Article IV of the Credit Agreement, and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and as if each reference in said Article IV to "this Agreement" included reference to this Amendment and (b) no Default or Event of Default has occurred and is continuing.

 Amendment No. 2

 Section 4. Conditions Precedent. The amendment set forth in Section 2 hereof shall become effective, as of the date hereof, upon the receipt by the Administrative Agent of:

(a) counterparts of this Amendment executed by the Borrower, the Lender, the Collateral Agent and the Administrative Agent; and

(b) evidence satisfactory to the Administrative Agent that Moody's shall have received written notice of the amendment to the Credit Agreement set forth herein (it being understood that, pursuant to clause (ii) of the proviso in the definition of "Rating Condition" in Section 1.1 of the Credit Agreement, the Rating Condition will not be required with respect to this Amendment if the Agents and all of the Lenders provide their written approval of this Amendment as evidenced by the executed counterparts of this Amendment).

Section 5. Direction of Collateral Agent. The Lender hereby authorizes and directs the Collateral Agent to execute and enter into this Amendment and perform its duties and obligations set forth in this Amendment and the Credit Agreement as amended hereby.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

[signature pages follow]

Amendment No. 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Credit Agreement to be duly executed and delivered as of the date first above written.

GARRISON FUNDING 2012-1 LLC,
as Borrower

By:	/s/ Brian Chase
Name: Brian Chase
Title: Financial Officer

VERSAILLES ASSETS LLC,
as Class A-R Lender, Class A-T Lender and Swingline Lender

By:	/s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Senior Vice President

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

NATIXIS, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Michael E. Hopson
Name: Michael E. Hopson
Title: Managing Director

By:	/s/ David Duncan
Name: David Duncan
Title: Managing Director

Signature Page to Amendment No. 2

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and Custodian

By:	/s/ Vincent Pham
Name: Vincent Pham
Title: Vice President

By:	/s/ Stephen T. Hessler
Name: Stephen T. Hessler
Title: Director

Signature Page to Amendment No. 2